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                                                                     Exhibit 4.4


                          BOLT BERANEK AND NEWMAN INC.

                         REGISTRATION RIGHTS AGREEMENT


         This AGREEMENT (the "Agreement") is made as of August 19, 1994 by and between BOLT BERANEK AND NEWMAN INC., a Massachusetts corporation (the "Company") and THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the state of California (the "Holder").

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Holder have entered into an Asset Acquisition Agreement dated the date hereof (the "Purchase Agreement") in connection with the purchase of certain assets by the Company from the Holder and the sale of certain shares of Common Stock of the Company to the Holder (the "Shares");

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.  Registration Rights.
    -------------------

         1.1.     Definitions.
                  -----------

                 (a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document;

                 (b) The term "Registrable Securities" means (1) the Shares, and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, option, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; PROVIDED, HOWEVER, that any Shares sold to the public pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act by the Holder shall cease to be Registrable Securities;

                 (c)  The number of shares of Registrable Securities
         outstanding at any time shall be determined by adding the
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         number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which upon issuance would be, Registrable Securities;

                 (d) The terms "Form S-4" and "Form S-8" mean such respective forms under the 1933 Act as in effect on the date hereof or any successor registration forms to Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC").

         1.2. Request for Registration.
              ------------------------

                 (a) If the Company shall receive at any time after October 1, 1994 a written request from the Holder that the Company effect the registration under the 1933 Act of not less than the lesser of (i) 75% of the Registrable Securities originally outstanding, or (ii) the number of Registrable Securities whose aggregate offering price is expected to be at least $10,000,000, then the Company shall, subject to the limitations of this Section 1.2, use its best efforts to effect such a registration as soon as practicable and in any event will file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the Registrable Securities which the Holder shall in writing request to be included in such registration, and use its best efforts to have such registration statement become effective.

                 (b) If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to this Section 1.2. In such event, the Holder shall (together with the Company as provided in subsection 1.4(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters, which underwriter or underwriters shall be reasonably acceptable to the Company and Holder. If the Company shall request inclusion in any registration pursuant to this Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.2, the Holder shall offer to include such securities in the underwriting and may condition such inclusion on their acceptance of the further applicable provisions of this Article 1. Notwithstanding any other provision of this Section 1.2, if, in the case of a registration requested pursuant to Section 1.2(a), the underwriter advises the Holder and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Securities included in the underwriting shall be so limited. No Registrable Securities requested by the Holder to be

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         included in a registration pursuant to Section 1.2(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

                 (c) The Company is obligated to effect only one registration pursuant to Section 1.2(a); PROVIDED, HOWEVER, that no registration of Registrable Securities which shall not have become and remained effective in accordance with Section 1.4 hereof shall be deemed to be a registration for any purpose of this sentence.

                 (d) Notwithstanding the foregoing, (i) the Company shall not be obligated to effect the filing of a registration statement pursuant to this Section 1.2 during the 180 days following the effective date of a registration statement pertaining to the underwritten public offering of securities for the account of the Company, and (ii) if the Company shall furnish to the Holder upon the request of a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period or periods of not more than 180 days each after receipt of the request of the Holder; PROVIDED, HOWEVER, that the Company may not utilize the right set forth in this subsection (d)(ii) more than for two such 180 day periods.

         1.3. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its Common Stock under the 1933 Act in connection with the public offering of such securities either for its own account for cash or for the account of a stockholder or stockholders (other than the Holder) exercising their respective demand registration rights (other than pursuant to this Agreement, and other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 or any successor form), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder, given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, include in such registration statement all of the Registrable Securities that such Holder has requested to be registered, and use its best efforts to cause such registration statement to become effective under the 1933 Act. Subject to the foregoing, the Company shall be under no obligation to complete any such offering and shall incur no liability to the Holder for its failure to do so.


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         1.4. OBLIGATIONS OF THE COMPANY.  Whenever required under this Section
1 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, if effective and upon the request of the Holder, keep such registration statement effective for up to 120 days or, if earlier, until the Holder has informed the Company in writing that the distribution of its securities has been completed; and shall:

                 (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                 (b) Furnish to the Holder such reasonable number of copies of a prospectus, including any prospectus supplement and a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                 (c) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

                 (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

                 (e) Notify the Holder covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such



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         registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to subparagraph (a) of this Section 1.4 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

                 (f) Furnish, at the request of the Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder, and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

         1.5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 in respect of the Registrable Securities of the Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Registrable Securities.

         1.6. EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each registration, filing, or qualification pursuant to Section 1.2(a), including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Holder shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2(a) if the registration request is subsequently withdrawn at any time at the request of the Holder


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(in which case, the Holder shall bear such expenses), unless the Holder agrees to forfeit its right to the demand registration pursuant to Section 1.2(a). Notwithstanding the foregoing, if the Holder has withdrawn its registration request as a result of material adverse information relating to the Company that is different from the information known to the Holder at the time of its request for registration under Section 1.2, then the Holder shall have no obligation to bear expenses under the proviso of the previous sentence, and the Holder shall not forfeit its right to the demand registration pursuant to
Section 1.2(a). Underwriting discounts and commissions relating to Registrable Securities will be borne and paid by the Holder.

         1.7. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for the Holder, including, without limitation, all registration, filing, and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Holder. Underwriting discounts and commissions relating to Registrable Securities will be borne and paid by the Holder.

         1.8. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of securities, the Company shall not be required under Section 1.3 to include any of the Holder's securities in such underwriting unless the Holder accepts the reasonable and good faith terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the reasonable and good faith opinion of the underwriters, jeopardize the success of the offering by the Company. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering (the securities so included shall be reduced as follows: all securities other than those to be included by the Company for its own account and other than those which the Holder and other holders having registration rights similar to the rights of the Holder seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, and, if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by Holder, and of such other person(s) seeking by right to include


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shares in such offering, that may be included in the underwriting shall be reduced PRO RATA, among the selling shareholders in accordance with the number of shares carrying such registration rights owned by the Holder and by each other such person(s) (or in such other apportions as shall be mutually agreed to by the Holder and such other person(s)), but in no event shall the amount of securities of the selling holders (including the Holder) included in the offering be reduced below 15% of the total value of securities included in such offering).

         In the event that shares are voluntarily withdrawn from participation in the registration other than as a result of an allocation pursuant to the last sentence of the preceding paragraph, and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion consistent with the allocation described in the last sentence of the preceding paragraph.

         1.9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                 (a) The Company will indemnify and hold harmless the Holder, the trustees, officers, directors, partners, agents (including legal counsel and accountants), and employees of the Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls the Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, or any rule or


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         regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law in connection with any matter relating to such registration statement. The Company will reimburse the Holder, its trustees, officers, directors, partners, agents, employees, underwriters, or controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, and settling any such loss, claim, damage, liability, or action. The indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Holder in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Holder, underwriter, or controlling person, or (ii) in the case of a sale directly by the Holder (including a sale of such Registrable Securities through any underwriter retained by the Holder to engage in a distribution solely on behalf of the Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage, or liability in any case where such delivery is required by the Securities Act.

                 (b) The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent, and any underwriter for the Company, and any other person or entity selling securities in such registration statement or any of its directors, officers, partners, agents, or employees or any person who controls such person or entity or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, or other such person or entity or director, officer, or controlling person may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on


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         behalf of the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, other person or entity, officer, director, partner, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the liability of the Holder hereunder shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions and all other expenses paid by the Holder in connection with the registration in question) received by the Holder, in the offering giving rise to the Violation; and provided further that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage, or liability in any case where such delivery is required by the 1933 Act.

                 (c)  Promptly after receipt by an indemnified party under this
         Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such


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         counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                 (d)  The obligations of the Company and the Holder under this
         Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement whether under this
         Section 1 or otherwise.

                 (e) If the indemnification provided for in this Section 1.9 is unavailable to a party that would have been an indemnified party under such Section in respect of any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 1.9(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 1.9(e) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of the


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         Holder in respect of any contribution obligation (after deduction of all underwriters' discounts and commissions and all other expenses paid by the Holder in connection with the registration in question) arising under this Section 1.9(e) shall not in any event exceed an amount equal to the net proceeds to the Holder from the disposition of the Registrable Securities disposed of by the Holder pursuant to such registration.

         1.10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

                      (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                     (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                    (iii) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act, and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.11. LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holder hereunder.

         1.12. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may not be assigned by the Holder to any other person or entity.


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         2. Miscellaneous.
            -------------

         2.1. LEGEND. Each certificate representing Registrable Securities shall state therein:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 19, 1994 BY AND BETWEEN THE COMPANY AND THE HOLDER NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

Such legend shall be removed upon termination of, or satisfaction of the rights and obligations under, this Agreement.

         2.2. NOTICES. All notices, requests, consents, and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the Company at:

                          Bolt Beranek and Newman Inc.
                          150 CambridgePark Drive
                          Cambridge, Massachusetts 02140
                          Attn:  President

to the Holder at:

                          Green Library
                          #245D
                          The Leland Stanford Junior University
                          Stanford, California 94305-6004
                          Attn:  Robert L. Street

with copies to:

                          Stanford Management Company
                          2770 Sand Hill Road
                          Menlo Park, California 94025

                          Jasper Williams, Esq.
                          Senior University Counsel
                          Stanford University
                          Office of the General Counsel
                          Post Office Box N
                          Stanford, CA  94309-3355


or such other address as may be furnished in writing to the other parties hereto.

         All such notices, requests, demands, and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telecopied, be effective four days after deposit in the mails, or when


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
personally delivered or when telecopied, shall be effective upon actual receipt.

         2.3. ENTIRE AGREEMENT. This Agreement and the Asset Acquisition Agreement constitute the entire agreement of the parties with respect to the matters contemplated herein. They supersede any and all prior understandings or agreements as to the subject matter of this Agreement.

         2.4. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from persons holding or having the right to acquire in the aggregate a majority of the aggregate of the Registrable Securities then outstanding, and
(ii) shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same. Notwithstanding the foregoing, any amendment to this Agreement which materially adversely affects the rights or substantially increases the obligations of any holder of Registrable Securities and which does not also affect all other holders either to the same degree or in proportion to the amount of Registrable Securities held by each of them shall require the consent of such adversely affected holder.

         2.5. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors, and permitted assigns, if any, of the respective parties hereto. The Holder shall not have the right to assign its rights or obligations hereunder or any interest therein. The Company shall not have the right to assign its obligations hereunder or any interest therein without obtaining the prior written consent of the Holder.

         2.6. GENERAL. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders.

         2.7. SEVERABILITY. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         2.8. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         2.9. SPECIFIC PERFORMANCE. The Company recognizes that the rights of the Holder under this Agreement are unique, and, accordingly, the Holder shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law.
This Agreement is not intended to limit or abridge any rights of the Holder which may exist apart from this Agreement.

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                                   -14-

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                                                 BOLT BERANEK AND NEWMAN INC.

                                                 By /s/ RALPH A. GOLDWASSER
                                                    ---------------------------
                                                    Ralph A. Goldwasser
                                                    Senior Vice President


Approved as to Content                           THE BOARD OF TRUSTEES OF LELAND
                                                  STANFORD JUNIOR UNIVERSITY
/s/ CATHERINE A. GARDNER
- - -------------------------------                  By /s/ ROBERT L. STREET
     Catherine A. Gardner                           ---------------------------
     Director of Planning &                         Robert L. Street
       Finance - Stanford                           Vice President and Dean for
       Libraries & Information                        Libraries and Information
       Resources                                      Resources

Approved as to Form:


/s/ JASPER WILLIAMS
- - -------------------------------
Jasper Williams, Esq.
Senior University Counsel